Exhibit 10.1

AMENDMENT NO. 1 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 14, 2015, to the Trust Agreement (as defined below) is made by and among Capitol Acquisition Corp. II, a Delaware corporation (including its successors and assigns, the “SPAC”) and Continental Stock Transfer & Trust Company (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, SPAC and the Trustee entered into an Investment Management Trust Agreement dated as of May 10, 2013 (the “Trust Agreement”); and

WHEREAS, Section 1(i) of the Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein; and

WHEREAS, at a special meeting of stockholders of the SPAC (the “Special Meeting”) held on May 14, 2015, the SPAC stockholders approved (i) a proposal (the “Extension Proposal”) to amend the SPAC’s amended and restated certificate of incorporation to provide that the date by which SPAC shall be required to effect a Business Combination shall be July 31, 2015 (the “Extension Amendment”), and (ii) a proposal (the “Conversion Proposal”) to amend the SPAC’s amended and restated certificate of incorporation to allow the holders of shares of common stock issued in the IPO (the “Public Shares”) to elect to convert their Public Shares into their pro rata portion of the funds held in the Trust Account if the Extension is implemented (the “Conversion Amendment”); and

WHEREAS, on the date hereof, the SPAC is filing the Extension Amendment and Conversion Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Section 1(i) of the Agreement is hereby amended by deleting the existing Section 1(i) in its entirety and replacing it with the following:

(i)             Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, (subject in the case of Exhibit B, to the provisions below) signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board of Directors and Secretary or Assistant Secretary and affirmed by counsel for the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by July 31, 2015 (“Termination Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the Termination Date.

2.             A new Section 1(j) of the Agreement is hereby added as follows:

(j)             Effect conversions of shares held by Public Stockholders (the “Converting Stockholders”) that properly sought conversion of such shares at the Company’s Special Meeting of Stockholders held on May 14, 2015 and tendered such shares to the Trustee prior to the vote at such meeting (“Tendered Shares”), at a conversion price of $10.00 per share, by liquidating a sufficient portion of the Trust Account to pay the aggregate amount for the Tendered Shares and distributing such amount to the Converting Stockholders, only after and promptly after receipt of, and only in accordance with, the terms of a letter, in a form substantially similar to that attached hereto as Exhibit E hereto, signed on behalf of the Company by its Chief Executive Officer, President or Chairman of the Board of Directors and Secretary or Assistant Secretary.

3.             The first sentence of Section 3(b) of the Agreement is hereby amended by deleting the existing sentence in its entirety and replacing it with the following:

Subject to the provisions of Section 7(h) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, including any claim arising from any amendment of this Agreement, except for expenses and losses resulting from the Trustee's gross negligence, fraud or willful misconduct.

4.             Section 7(c) of the Agreement is hereby amended by deleting the existing Section 7(c) in its entirety and replacing it with the following:

(c)             This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

5.             A new Exhibit E attached hereto is hereby added to the Agreement immediately following Exhibit D of the Agreement.

6.             All other provisions of the Agreement shall remain unaffected by the terms hereof.

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7.             This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

8.             This Amendment is intended to be in full compliance with the requirements for an Amendment to the Agreement as required by Section 7(c) of the Agreement, and every defect in fulfilling such requirements for an effective amendment to the Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9.             This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CAPITOL ACQUISITION CORP. II

By:	/s/ L. Dyson Dryden
	Name:	L. Dyson Dryden
	Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Nelson
	Name:	Steven Nelson
	Title:	President

Acknowledged and agreed:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Neil Shah
	Name:	Neil Shah
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Frank Windels
	Name:	Frank Windels
	Title:	Managing Director

Exhibit E

[Letterhead of Company]

_______________, 2015

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank DiPaolo

Re:	Trust Account No. 530-157349 – Disbursal Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of May 10, 2013, as amended by Amendment No. 1 thereto dated as of May 14, 2015 (‘Trust Agreement”), this is to advise you that the Company has held a special meeting of stockholders pursuant to which the holders of _______ Tendered Shares have properly sought to convert such shares into cash as further described in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate such investments in the Trust Account as shall be required to effect the conversion of the Tendered Shares and promptly convert those shares into cash as described in the Trust Agreement. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Second Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

CAPITOL ACQUISITION CORP. II

By:
	Name:	Mark D. Ein
	Title:	Chief Executive Officer and Secretary